Exhibit 10.1

Resignation of Ehud Reiger

as Director

of

CANNABICS PHARMACEUTICALS INC.

The following is a true copy of the Resignation as Director and Board Member of the Corporation, as of this 7th day of October, 2019;

WHEREAS the undersigned was appointed as Director and Board Member of the Corporation and has served in said capacity to date, he has determined at this time to formally RESIGN and renounce all further corporate designation or affiliation with the Company, and severs any and all officials ties, duties, obligations or liabilities regarding Cannabics Pharmaceuticals Inc., and does hereby, by affixing, his signature hereto, officially as his last corporate act, DOES HEREBY RESIGN.

DATED: 7th October, 2019

/s/ Ehud Reiger

Ehud Reiger